SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):                                                                                          December 17, 2003

                                            INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

                                                  2204 Lakeshore Drive, Birmingham, Alabama 35209
(Address of principal executive offices) (Zip Code)

                                                                                      (205) 870-4000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        On December 17, 2003, Carl H. Lindner III and Keith A. Jensen resigned as members of the Board of Directors of Infinity Property and Casualty Corporation (the “Company”) and were replaced by Samuel J. Simon, Senior Vice President and General Counsel of the Company, and Roger Smith, Senior Vice President and Chief Financial Officer of the Company.

    Mr.        Lindner and Mr. Jensen had informed the Company that each would resign upon the successful completion of the offering of the remaining 7,850,465 shares of Company common stock beneficially owned by American Financial Group, Inc. The offering closed on December 17, 2003.

        The Company has also taken action to increase by one the size of the Board of Directors and determined to fill the new position with an independent director. The Nominating Committee of the Board of Directors is currently considering candidates to fill this position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2004	INFINITY PROPERTY AND CASUALTY CORPORATION BY: /s/ Samuel J. Simon —————————————— Name: Samuel J. Simon Title: Senior Vice President, General Counsel and Secretary